                                                                    EXHIBIT 21.1

                                      SUBSIDIARIES OF THE REGISTRANT



                                        NAME UNDER
                                      WHICH SUBSIDIARY        JURISDICTION OF        PERCENTAGE
NAME OF SUBSIDIARY                     DOES BUSINESS           INCORPORATION            OWNER            OWNED
Nordata, Inc.                          Eltrax                  California               Eltrax            100%
                                                                                    Systems, Inc.

Four Corners                           Eltrax                   Arizona                 Eltrax            100%
Technology, Inc.                                                                     Systems, Inc.

Encore Systems, Inc.                   Encore                   Georgia                 Eltrax            100%
                                                                                     Systems, Inc.

Global Systems, and                    GSSI                     Georgia                 Eltrax            100%
Support Inc.                                                                         Systems, Inc.

Five Star Systems, Inc.                Five Star                Georgia                 Eltrax            100%
                                                                                     Systems, Inc.


Notes:   1.  Four Corners Technology, Inc. merged into Eltrax Systems, Inc. on
             December 31, 1998.

         2. Subsidiaries acquired by the Company with the acquisition of Sulcus Hospitality Technologies, Corp. on March 25, 1999 are not listed as they were not subsidiaries of the Company at December 31, 1998.